Exhibit 10.1

THIRD AMENDMENT TO

LEASE AGREEMENT

between

COBHAM PROPERTIES, INC.

as Lessor

and

M/A-COM TECHNOLOGY SOLUTIONS INC.

as Lessee

- i -

TABLE OF CONTENTS

(continued)

- ii -

TABLE OF CONTENTS

(continued)

		Page
Section 9.17	Short Form Memorandum of Lease	30
Section 9.18	Intentionally Omitted	30
Section 9.19	Brokers	30
Section 9.20	Waiver of Jury Trial	31
Section 9.21	No Partnership	31
Section 9.22	No Construction Against Drafter	31
Section 9.23	Security Interest and Security Agreement	31

EXHIBIT A	LEGAL DESCRIPTION
EXHIBIT B	PERMITTED EXCEPTIONS
EXHIBIT C	BASIC RENT SCHEDULE
EXHIBIT D	SEVERABLE PROPERTY
EXHIBIT E	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

- iii -

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Lease”) dated as of October 4, 2012 (“Effective Date”), is made and entered into between COBHAM PROPERTIES, INC., a Delaware corporation (“Lessor”), and M/A-COM TECHNOLOGY SOLUTIONS INC., a Delaware corporation (“Lessee”).

RECITALS

WHEREAS, Lessor and Lessee entered into a Lease Agreement dated as of September 26, 2008 which was amended by a First Amendment to Lease Agreement and Consent dated as March 30, 2009 and a Pre-Paid Letter dated December 3, 2010 (“Pre-Paid Rent Letter”) (collectively the “Original Lease”);

WHEREAS, Lessor and Lessee wish to amend and restate the Original Lease upon the terms set forth in this Third Amendment to Lease Agreement.

NOW, THEREFORE, in order to affect the intent of the parties as set forth above, and for good and valuable consideration exchanged between the parties, the parties hereto agree to amend and restate the Original Lease as of the Effective Date as follows:

ARTICLE I

Section 1.01 Lease of Premises; Title and Condition. Upon and subject to the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the “Premises”) consisting of the following:

(a) those parcels of land more particularly described in Exhibit A attached hereto and made a part hereof for all purposes having the following address: 100-144 Chelmsford, Lowell, MA 01851 together with all of Lessor’s right, title and interest, if any, in and to all easements, rights-of-way, appurtenances and other rights and benefits associated with such parcel(s) of land and to all public or private streets, roads, avenues, alleys or pass ways, open or proposed, on or abutting such parcel(s) of land (collectively, the “Land”); and

(b) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land and all plumbing, gas, electrical, ventilating, lighting and other utility systems, ducts, hot water heaters, oil burners, domestic water systems, elevators, escalators, canopies, air conditioning systems and all other building systems and fixtures attached to or comprising a part of the buildings, including, but not limited to, all other building systems and fixtures necessary to the ownership, use, operation, repair and maintenance of the buildings, structures, fixtures, facilities, installations and other improvements of every kind, but excluding all Severable Property (as defined in Section 3.01 hereof) (collectively, the “Improvements”).

The Premises are leased to Lessee in their present condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, to all applicable Legal Requirements (as defined in Section 5.02(b)) now or hereafter in effect and to liens and encumbrances listed in Exhibit B attached hereto and made a part hereof

(collectively, “Permitted Exceptions”) for all purposes. Lessee has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes. LESSOR LEASES AND WILL LEASE AND LESSEE TAKES AND WILL TAKE THE PREMISES “AS IS”, “WHERE-IS” and “WITH ALL FAULTS”. LESSEE ACKNOWLEDGES THAT LESSOR (WHETHER ACTING AS LESSOR HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE NOR SHALL LESSOR BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LESSOR’S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE PREMISES WITH ANY LAW; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAVE BEEN INSPECTED BY LESSEE AND ARE SATISFACTORY TO LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). The provisions of this paragraph have been negotiated and are intended to be a complete exclusion and negation of any warranty by Lessor, express or implied, with respect to any of the Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or arising otherwise.

Section 1.02 Use. Lessee may use the Premises for any purpose allowed under current zoning requirements and for no other purpose. Lessee shall not knowingly use or occupy or permit any of the Premises to be used or occupied, nor knowingly do or permit anything to be done in or on any of the Premises, in a manner which would (i) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (ii) make void or voidable, cancel or cause to be canceled or release any warranty, guaranty or indemnity running to the benefit of the Premises or Lessor, (iii) cause structural injury to any of the Improvements, (iv) constitute a public or private nuisance or waste, or (v) violate any Legal Requirements (as defined below).

Section 1.03 Term. This Lease shall be for an Interim Term, if any, beginning on September 26, 2008 and ending at 11:59 p.m. on the last day of September 2008 and a Primary Term of five (5) years beginning on October 1, 2008, and ending at 11:59 p.m. on September 30, 2013. Upon the execution of this Third Amendment to Lease Agreement, the Term shall be extended for an Extended Term of three (3) months from October 1, 2013 through December 31, 2013 (the “Extended Term”). The time period during which this Lease shall actually be in effect, including the Interim Term, the Primary Term and the Extended Term, as any of the same may be terminated prior to their scheduled expiration pursuant to the provisions hereof, is referred to herein as the “Term.” The term “Lease Year” shall mean, with respect to the first Lease Year, the period commencing September 26, 2008 and ending at 11:59 p.m. on September 30, 2009, and each succeeding twelve (12) month period during the Term.

Section 1.04 Rent. In consideration of this Lease, during the Term, Lessee shall pay to Lessor the amounts set forth in Exhibit C as annual basic rent for the Premises (“Basic Rent”). Lessee shall pay Basic Rent and all other sums payable to Lessor hereunder to Lessor (or, upon Lessor’s request, to any mortgagee(s) or beneficiary(ies) identified by Lessor (whether one or more, the “Mortgagee”) under any mortgages, deeds of trust or similar security instruments creating a lien on the interest of Lessor in the Premises (whether one or more, the “Mortgage”)) by check or wire transfer, in immediately available funds, as directed from time to time by the Lessor, or at such other address or to such other person as Lessor from time to time may designate. Lessor shall give Lessee not less than fifteen (15) days prior written notice of any change in the address to which such payments are to be made. If the party entitled to receive Basic Rent or such party’s address shall change, Lessee may, until receipt of notice of such change from the party entitled to receive Basic Rent or other sums payable hereunder immediately preceding such change, continue to pay Basic Rent and other sums payable hereunder to the party to which, and in the manner in which, the preceding installment of Basic Rent or other sums payable hereunder, as the case may be, was paid. Such Basic Rent shall be paid in equal monthly installments in advance on the first day of each month, except for any Basic Rent due for the rental of the Premises during the Interim Term which shall be payable in advance on or before the date hereof. Any rental payment made in respect of a period which is less than one month shall be prorated by multiplying the then applicable monthly Basic Rent by a fraction the numerator of which is the number of days in such month with respect to which rent is being paid and the denominator of which is the total number of days in such month. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, and other sums payable hereunder when due and payable, without notice or demand.

ARTICLE II

Section 2.01 Maintenance and Repair.

(a) Lessee, at its own expense, will maintain all parts of the Premises in good repair, appearance and condition and will take all action and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition (including, but not limited to, all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, parking areas, curbs and gutters and fences). Lessee, at its own expense, will retain an independent consultant reasonably approved by Lessor to conduct annual inspections of the roof and the heating and air conditioning systems of the Premises and to provide Lessee and Lessor with a written report of its findings. Lessee shall promptly cause a licensed contractor to perform any recommended or necessary repairs or maintenance measures reflected in such report. Lessor, its contractors, subcontractors, servants, employees and agents, shall have the right to enter upon the Premises with prior notice (except in the event of an emergency, in which case no notice shall be required) to inspect same to ensure that all parts of the Premises are maintained in as good repair and condition as when received, and Lessee shall not be entitled to any abatement or reduction in rent by reason thereof. Lessor shall not be required to maintain, repair or rebuild all or any part of the Premises. Lessee waives the right to require Lessor to maintain, repair or rebuild all or any part of the Premises or make repairs at the expense of Lessor pursuant to any Legal Requirements, agreement, contract, covenant, condition or restrictions at any time.

(b) If all or any part of the Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject, or any improvement located on an adjoining or adjacent property to the Premises shall encroach onto the Premises, then, promptly after written request of Lessor (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person so affected, Lessee shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (ii) if Lessor consents thereto, make such changes, including alteration or removal, to the Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments. To the extent any easements are, in Lessor’s good faith judgment, necessary for Lessee’s use and occupancy of the Premises as contemplated by this Lease, upon Lessee’s written request, Lessor will execute such easements.

Section 2.02 Alterations, Replacements and Additions. Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (i) the fair market value, the utility, the square footage or the useful life of the Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, (iii) no structural alterations shall be made to the Improvements or structural demolitions conducted in connection therewith unless Lessee shall have obtained Lessor’s consent and furnished Lessor with such surety bonds or other security acceptable to Lessor as shall be reasonably acceptable to Lessor (but in no event greater than the cost of such alterations or demolitions), (iv) no additions, replacements or alterations (other than cosmetic, interior or nonstructural alterations) which cost in excess of $100,000 shall be made unless prior written consent from Lessor and Mortgagee shall have been obtained, and (v) no Event of Default exists. Cosmetic, interior or nonstructural alterations (including demolition or construction of interior demising walls that are non-structural and non load-bearing) that cost $100,000 or less shall not require prior written consent from Lessor or Mortgagee. All additions and alterations of the Premises, without consideration by Lessor, shall be and remain part of the Premises (not subject to removal upon termination) and the property of Lessor and shall be subject to this Lease. To the extent that Lessor shall fail to respond to any request for consent by Lessee pursuant to this Section 2.02 within fifteen (15) days after receipt of such request, Lessee may make a second request for consent. If such second request states on its face that the consent of Lessor will be deemed given if not responded to within fifteen (15) days after receipt of such second request, Lessor’s consent will be deemed given fifteen (15) days after Lessor receives such second request.

ARTICLE III

Section 3.01 Severable Property. Lessee may, at its expense, install, assemble or place on the Premises and remove and substitute any severable property used or useful in Lessee’s business, all as more particularly described in Exhibit D attached hereto and made a part hereof for all purposes (collectively, the “Severable Property”). Upon the written request of Lessee, Lessor will subordinate any of its claims or interests in the Severable Property to the lienholders or lessors of such Severable Property.

Section 3.02 Removal. So long as no Event of Default exists, Lessee may remove the Severable Property at any time during the Term. Any of Lessee’s Severable Property not removed by Lessee prior to the expiration of this Lease or thirty (30) days after an earlier termination shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without obligation to account therefor. Lessee will repair at its expense all damage to the Premises necessarily caused by the removal of Lessee’s Severable Property, whether effected by Lessee or by Lessor.

ARTICLE IV

Section 4.01 Lessee’s Assignment and Subletting. Lessee may, for its own account, assign this Lease or sublet the use of all or any part of the Premises for the Term of this Lease so long as no Event of Default shall exist hereunder and Lessee shall have obtained Lessor’s and, if Mortgagee shall require, such Mortgagee’s prior written consent to such assignment or sublease. Lessor’s consent to an assignment or sublease, if not granted within twenty (20) business days from Lessee’s request, shall be deemed to have been given and such assignment or sublease approved. Any transfer of all or substantially all of the assets or stock of Lessee, any merger of Lessee into another entity or of another entity into Lessee, or any transfer occurring by operation of law shall be deemed to constitute an assignment by Lessee of its interest hereunder for the purposes hereof. Lessor’s determination as to whether or not to consent to any proposed assignment or sublease will be made in Lessor’s commercially reasonable discretion taking into account, among other factors, the following: (i) the business reputation and credit-worthiness of the proposed subtenant or assignee, (ii) the intended use of the Premises by the proposed subtenant or assignee, (iii) the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the condition or reputation of the Premises or Lessor, (iv) the estimated pedestrian and vehicular traffic in and about the Premises that would be generated by the proposed subtenant or assignee, and (v) whether the proposed subtenant or assignee is a department, representative, agency or instrumentality of any governmental body, foreign or domestic. Each such assignment or sublease shall expressly be made subject to the provisions hereof. No such assignment or sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall be those of Lessee and shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made, such liability of the Lessee named herein to continue notwithstanding any subsequent modifications or amendments of this Lease; provided, however, that (other than with respect to any modifications required by law or on account of bankruptcy or insolvency) if any modification or amendment is made without the consent of Lessee named herein, such modification or amendment shall be ineffective as against Lessee named herein to the extent, and only to the extent, that the same shall increase the obligations of Lessee, it being expressly agreed that Lessee named herein shall remain liable to the full extent of this Lease as if such modification had not been made. Neither this Lease nor the Term hereby demised shall be mortgaged by Lessee, nor shall Lessee mortgage or pledge its interest in any sublease of the Premises or the rentals payable thereunder. Any sublease made otherwise than as expressly permitted by this Section 4.01 and any assignment of Lessee’s interest hereunder made otherwise than as expressly permitted by this Section 4.01 shall be void. Lessee shall, within twenty (20) days after the execution of any assignment or sublease, deliver a conformed copy thereof to Lessor.

Section 4.02 Transfer by Lessor. Lessor shall be free to transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Any such transfer shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer and any assignee shall be bound by the terms and provisions of this Lease.

Section 4.03 Assignment/Subletting Exceptions. Notwithstanding the provisions of Section 4.01, Lessee shall have the right to assign its interest in this Lease or sublet all or any portion of the Premises at any time without the consent of Lessor or Mortgagee to (i) the surviving entity of any merger or consolidation between Lessee and its parent, (ii) any Affiliate of Lessee, or (iii) to any person or entity who purchases substantially all of the assets or stock of Lessee, so long as any proposed assignee or sublessee has a tangible net worth equal to or greater than the greater of (i) the tangible net worth of Lessee at such time, or (ii) $10,000,000.00, as shown on such prospective assignee’s or sublessee’s balance sheet prepared in accordance with GAAP within three (3) months prior to such assignment or sublease.

The exceptions afforded Lessee above in this Section shall be conditioned on the following:

(a) Lessee is not then in default beyond applicable notice and cure periods hereunder;

(b) Lessor is provided a copy of such assignment or sublease;

(c) Any subletting or assignment of the Premises shall be subject to the terms of this Lease and Lessee shall remain liable hereunder, as same may be amended from time to time;

(d) Each sublease permitted under this Section shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Lessor hereunder; (iii) that any security deposit paid by sublessee shall be pledged to Lessor subject to the terms of the sublease and subject to Lessee’s right to apply the security deposit in accordance with the sublease; and (iv) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor’s option, attorn to Lessor and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease;

(e) Lessee agrees to pay, or to cause the assignee or sublessee, as applicable, to pay, on behalf of Lessor any and all reasonable out-of-pocket costs of Lessor, including reasonable attorneys’ fees paid or payable to outside counsel, occasioned by such subletting or assignment. Further, Lessee agrees that Lessor shall in no event be liable for any leasing commissions, finish-out costs, rent abatements or other costs, fees or expenses incurred by Lessee in subleasing or assigning or seeking to sublease or assign its leasehold interest in the Premises, and Lessee agrees to indemnify, defend and hold harmless Lessor and its partners, and their respective officers, directors, shareholders, agents, employees and representatives from, against and with respect to any and all such commissions, costs, fees and expenses; and

(f) Such assignee agrees in writing to honor and perform all of the obligations of Lessee hereunder from and after the date of such assignment.

For the purposes of this Section, “Affiliate” shall be defined as with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, and shall include the spouse of any natural person, with the term “control” and any derivatives thereof meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. “Person” shall mean an individual, partnership, association, corporation or other entity.

ARTICLE V

Section 5.01 Net Lease.

(a) It is expressly understood and agreed by and between the parties that this Lease is an absolute net lease, and the Basic Rent and all other sums payable hereunder to or on behalf of Lessor shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

(b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Lessee be otherwise affected, by reason of any damage to or destruction of all or any part of the Premises from whatever cause, the taking of the Premises or any portion thereof by condemnation or otherwise, the prohibition, limitation or restriction of Lessee’s use of the Premises, any default on the part of Lessor, any latent or other defect in any of the Premises, the breach of any warranty of any seller or manufacturer of any of the Improvements or Severable Property, any violation of any provision of this Lease by Lessor, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Lessor, the exercise of any remedy, including foreclosure, under any mortgage or collateral assignment, any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Lessor, any trustee, receiver or liquidator of Lessor or any court under the Federal Bankruptcy Code or otherwise, and market or economic changes, or interference with such use by any private person or corporation, or by reason of any eviction by paramount title resulting by a claim from Lessor’s predecessor in title, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the rent and all other charges payable hereunder to or on behalf of Lessor shall continue to be payable in all events and the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease. Nothing contained in this Section 5.01 shall be deemed a waiver by Lessee of any rights that it may have to bring a separate action with respect to any default by Lessor hereunder or under any other agreement.

(c) The obligations of Lessee hereunder shall be separate and independent covenants and agreements. Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Lessee will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor or any assignee of Lessor in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any such proceeding or by any court in any such proceeding.

(d) Except as otherwise expressly provided in this Lease, Lessee waives all rights now or hereafter conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the rent, or any other sums payable hereunder to or on behalf of Lessor, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

Section 5.02 Taxes and Assessments; Compliance With Law.

(a) Lessee shall pay, as additional rent, prior to delinquency, the following (collectively, “Taxes”): (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, additional rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Basic Rent, additional rent or other sums payable hereunder; (iii) all sales, value added, ad valorem, use and similar taxes at any time levied, assessed or payable on account of the leasing, operation, possession or use of the Premises; and (iv) all charges of utilities, communications and similar services serving the Premises. Notwithstanding the foregoing, “Taxes,” as used herein, shall not include, and Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income, capital gains or similar tax of or on Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 5.02(a); provided, however, that if, at any time during the Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be included in the term “Taxes” and payable by Lessee, and Lessee shall pay and discharge the same as herein provided. Lessee will furnish to Lessor, promptly after request therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable with respect to any tax period occurring in whole or in part during the Term hereof; provided, however, that all amounts referred to in this Section 5.02(a) for the fiscal or tax year in which the Term shall expire shall be apportioned so that Lessee shall pay those portions thereof which correspond with the portion of such year as are within the Term hereby demised.

(b) Lessee shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, “Legal Requirements”), as applied to the Premises or the ownership, operation, use or possession thereof, including, but not limited to, maintaining an adequate number of vehicular parking spaces, and (ii) all contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof (other than covenants, conditions and restrictions imposed by Lessor subsequent to the date of this Lease without the consent of Lessee), including, but not limited to, all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes; provided, however, that, with respect to any of the obligations of Lessee in clause (ii) above which are not now in existence, Lessee shall not be required to so comply unless Lessee is either a party thereto or has given its written consent thereto, or unless the same is occasioned by Legal Requirements or Lessee’s default (including any failure or omission by Lessee) under this Lease. Nothing in clause (ii) of the immediately preceding sentence or the following sentence shall modify the obligations of Lessee under Section 5.04 of this Lease.

Section 5.03 Liens. Lessee will remove and discharge any charge, lien, security interest or encumbrance upon the Premises or upon any Basic Rent, additional rent or other sums payable hereunder which arises for any reason, including, without limitation, all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including (i) the Permitted Exceptions, (ii) this Lease and any assignment hereof or any sublease permitted hereunder and (iii) any mortgage, charge, lien, security interest or encumbrance created or caused by or through Lessor or its agents, employees or representatives without the consent of Lessee. Lessee may provide a bond or other security reasonably acceptable to Lessor (but in no event greater in amount than the amount of such encumbrance) to remove or pay all costs associated with the removal of any such lien, provided the conditions of Section 5.05 shall be satisfied. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance (on behalf of or for the benefit of Lessor) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PREMISES OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES UNLESS BY OR THROUGH LESSOR OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES.

Section 5.04 Indemnification.

(a) Except for the gross negligence or willful misconduct of any Indemnified Party (as defined herein), Lessee shall defend all actions against Lessor and any partner, officer, director, member, employee or shareholder of the foregoing (collectively, “Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises, or connected with the use, condition or occupancy of any thereof, (ii) default by Lessee under this Lease, (iii) use, act or omission of Lessee or its agents, contractors, licensees, sublessees or invitees, (iv) contest referred to in Section 5.05 of this Lease, and (v) liens against the Premises in violation of Section 5.03 of this Lease. LESSEE UNDERSTANDS AND AGREES THAT THE FOREGOING INDEMNIFICATION OBLIGATIONS OF LESSEE ARE EXPRESSLY INTENDED TO AND SHALL INURE TO THE BENEFIT OF THE INDEMNIFIED PARTIES EVEN IF SOME OR ALL OF THE MATTERS FOR WHICH SUCH INDEMNIFICATION IS PROVIDED ARE CAUSED OR ALLEGED TO HAVE BEEN CAUSED BY THE SOLE, SIMPLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES, BUT NOT TO THE EXTENT CAUSED BY THE INDEMNIFIED PARTIES’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The obligations of Lessee under this Section 5.04 shall survive any termination, expiration, rejection in bankruptcy, or assumption in bankruptcy of this Lease.

(b) The rights and obligations of Lessor and Lessee with respect to claims by Lessor against Lessee brought pursuant to this Section 5.04 and Section 5.06 shall be subject to the following conditions:

(i) If Lessor receives notice of the assertion of any claim for which it intends to seek indemnification under this Section 5.04 or Section 5.06, Lessor shall promptly provide written notice of such assertion to Lessee; provided that failure of Lessor to give Lessee prompt notice as provided herein shall not relieve Lessee of any of its obligations hereunder, except to the extent the Lessee is prejudiced by such failure. The notice shall describe in reasonable detail the nature of the claim and the basis for an indemnification claim under Section 5.04 or Section 5.06, and shall be accompanied by all papers and documents which have been served upon Lessor and such other documents and information as may be appropriate to an understanding of such claim and the liability of Lessee to indemnify Lessor hereunder. Except as required by law, the Lessor shall not answer or otherwise respond to such claim or take any other action which may prejudice the defense thereof unless and until Lessee has been given the opportunity to assume the defense thereof as required by this Section 5.04 and refused to do so.

(ii) Upon receipt of an indemnification notice under this Section 5.04, the Lessee shall have the right, but not the obligation, to promptly assume and take exclusive control of the defense, negotiation and/or settlement of such claim; provided, however, that if the representation of both parties by Lessee would be inappropriate due to actual or potential differing interests between them, then the Lessee shall not be obligated to assume such defense, but such conflict shall not lessen Lessee’s indemnity obligation hereunder. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Lessor shall have the right to select counsel, and the cost of such counsel shall be paid by Lessee. The parties acknowledge that, with respect to claims for which insurance is available, the rights of the parties to select counsel for the defense of such claims shall be subject to such approval rights as the insurance company providing coverage may have.

(iii) The party controlling the defense of a claim shall keep the other party reasonably informed at all stages of the defense of such claim. The party not controlling the defense of any claim shall have the right, at its sole cost and expense, to participate in, but not control, the defense of any such claim. Each party shall reasonably cooperate with the other in the defense, negotiation and/or settlement of any such claim. In connection with any defense of a claim undertaken by Lessee, Lessor shall provide Lessee, and its counsel, accountants and other representatives, with reasonable access to relevant books and records and make available such personnel of Lessor as Lessee may reasonably request.

Section 5.05 Permitted Contests.

(a) Lessee, at its expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any Legal Requirements with which Lessee is required to comply pursuant to Section 5.02(b) or any Environmental Law under Section 5.06, or the amount or validity or application, in whole or in part, of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Sections 2.01, 2.02, 5.02(a), 5.03 and 6.01, provided that unless Lessee has already paid such tax, assessment or charge (i) the commencement of such proceedings shall suspend the enforcement or collection thereof against or from Lessor and against or from the Premises, (ii) neither the Premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost, (iii) Lessee shall have furnished such security, if any, as may be required in the proceedings and as may be reasonably required by Lessor, and (iv) if such contest be finally resolved against Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon. Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as reasonably may be required in any such contest. Lessee shall indemnify and save Lessor harmless against any cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom. Notwithstanding any other provision of this Lease to the contrary, Lessee shall not be in default hereunder in respect to the compliance with any Legal Requirements with which Lessee is obligated to comply pursuant to Section 5.02(b), any Environmental Law under Section 5.06, or in respect to the payment of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Section 2.01, 2.02, 5.02(a), 5.03 and 6.01 which Lessee is in good faith contesting.

(b) Without limiting the provisions of Section 5.05(a), so long as no Event of Default exists and the conditions set forth in Section 5.05(a) are satisfied, Lessor hereby irrevocably appoints Lessee as Lessor’s attorney-in-fact solely for the purpose of prosecuting a contest of any tax, assessment or charge which Lessee is obligated to pay. Such appointment is coupled with an interest. Notwithstanding the foregoing appointment, if Lessee determines it to be preferable in prosecution of a contest of a tax, assessment or charge, upon Lessee’s prior request, Lessor shall execute the real estate tax complaint and/or other documents reasonably needed by Lessee to prosecute the complaint as to such tax, assessment or charge and return same to Lessee within ten (10) days. In such event, Lessee shall pay all of Lessor’s costs and expenses in connection therewith, including, without limitation, reasonable attorneys’ fees and Lessee shall arrange for preparation of such documentation at Lessee’s sole cost and expense.

Section 5.06 Environmental Compliance.

(a) For purposes of this Lease:

(i) the term “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all applicable federal, state and local environmental laws, ordinances, rules, requirements, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted and any and all other federal, state or local laws, ordinances, rules, requirements, regulations and publications, now or hereafter existing, relating to (i) the preservation or regulation of the public health, welfare or environment, (ii) the regulation or control of toxic or hazardous substances or materials, or (iii) any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof (living or dead), including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials; and

(ii) the term “Regulated Substance” shall mean and include any, each and all substances, biological and etiologic agents or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance, biological or etiological agent or material now or hereafter defined as or deemed to be a “regulated substance,” “pesticide,” “hazardous substance” or “hazardous waste” or included in any similar or like classification or categorization thereunder.

(b) Lessee shall:

(i) not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed of on, under, at or from the Premises in violation of Environmental Laws;

(ii) contain at or remove from the Premises, or perform any other necessary remedial action regarding, any Regulated Substance in any way affecting the Premises if, as and when such containment, removal or other remedial action is required under any Legal Requirements and, whether or not so required, shall perform any containment, removal or remediation of any kind involving any Regulated Substance in any way materially adversely affecting the Premises in compliance with all Legal Requirements and, upon reasonable request of Lessor after consultation with Lessee (which request may be given only if Lessor has received information such that it reasonably believes that environmental contamination exists which may have a material adverse effect on the Premises), shall arrange a Site Assessment (as such term is defined in Section 5.06(c)), or such other or further testing or actions as may be required by Legal Requirements or as may be mutually agreed to by Lessor and Lessee, to be conducted at the Premises by qualified companies retained by Lessee specializing in environmental matters and reasonably satisfactory to Lessor in order to ascertain compliance with all Legal Requirements and the requirements of this Lease, all of the foregoing to be at Lessee’s sole cost and expense;

(iii) provide Lessor with written notice (and a copy as may be applicable) of any of the following within ten (10) days of receipt thereof: (A) Lessee’s obtaining knowledge or notice of any kind of the material presence, or any actual or threatened release, of any Regulated Substance in any way materially adversely affecting the Premises; (B) Lessee’s receipt or submission, or Lessee’s obtaining knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance in any way materially adversely affecting the Premises; or (C) Lessee’s obtaining knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance in any way materially adversely affecting the Premises, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way materially adversely affecting the Premises; and

(iv) in addition to the requirements of Section 5.04 hereof, defend all actions against the Indemnified Parties and Mortgagee and pay, protect, indemnify and save harmless the Indemnified Parties and Mortgagee from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature relating to any Environmental Laws, Regulated Substances or other environmental matters concerning the Premises; except to the extent caused by or through Lessor, Mortgagee, or their agents, employees or representatives. The indemnity contained in this Section 5.06 shall survive the expiration or earlier termination of this Lease, unless at such time Lessee provides Lessor a Site Assessment (as defined below) acceptable to Lessor showing the Premises to be free of Regulated Substances and not in violation of Environmental Laws and that there exists no condition which could result in any violations of Environmental Laws.

(c) Upon reasonable cause and prior written notice from Lessor, Lessee shall permit such reasonably qualified persons as Lessor may designate (“Site Reviewers”) to visit the Premises and perform environmental site investigations and assessments (“Site Assessments”) on the Premises for the purpose of determining whether there exists on the Premises any Regulated Substance or violation of Environmental Laws or any condition which could result in any violations of Environmental Laws. Such Site Assessments may include both above and below the ground environmental testing for violations of Environmental Laws and such other tests as may be necessary, in the reasonable opinion of the Site Reviewers, to conduct the Site Assessments. Lessee shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting a Site Assessment shall be paid by Lessee.

(d) If any violation of Environmental Laws occurs or is found to exist and, in Lessor’s reasonable judgment based upon the written bids of reputable environmental professionals, the cost of remediation of, or other response action with respect to, the same is likely to exceed $100,000, Lessee shall provide to Lessor, within ten (10) days after Lessor’s request therefor, adequate financial assurances that Lessee will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Lessor in form and substance and in an amount equal to 200% of Lessor’s reasonable estimate of the anticipated cost of such remedial action, based upon a Site Assessment performed pursuant to Section 5.06(c). Notwithstanding any other provision on this Lease, if a violation of Environmental Laws occurs or is found to exist and the Term would otherwise terminate or expire, and the Premises cannot be rented to another lessee on commercially reasonable terms during the remedial action, then, at the option of Lessor, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws, or (ii) the date specified in a written notice from Lessor to Lessee terminating this Lease.

(e) If Lessee fails to correct any violation of Environmental Laws which occurs or is found to exist, Lessor shall have the right (but no obligation) to take any and all actions as Lessor shall reasonably deem necessary or advisable in order to cure such violation of Environmental Laws.

(f) All future leases, subleases or concession agreements permitted by this Lease relating to the Premises entered into by Lessee shall contain covenants of the other party not to knowingly at any time (i) cause any violation of Environmental Laws to occur or (ii) permit any Person occupying the Premises through said subtenant or concessionaire to knowingly cause any violation of Environmental Laws to occur.

ARTICLE VI

Section 6.01 Condemnation and Casualty.

(a) General Provisions. Except as provided in Section 6.01(b) and (c), Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee’s interest in the Premises and specifically with respect to the Premises and Improvements in the Premises but excluding in all cases the Severable Property and any alterations, replacements or additions paid for at the sole cost and expense of Lessee and which are not Improvements (i) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain (“Condemnation”) or (ii) if the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty (“Casualty”). All awards, compensations and insurance payments on account of any Condemnation or Casualty with respect to the Premises and Improvements but excluding in all cases the Severable Property and any alterations, replacements or additions paid for at the sole cost and expense of Lessee and which are not Improvements are herein collectively called “Compensation”. Lessee may not unilaterally negotiate, prosecute or adjust any claim for any Compensation. Lessee must consult with and obtain Lessor’s consent thereto. If the parties are unable to so agree, then they shall appoint an entity or individual that specializes in such negotiations who shall negotiate, prosecute and adjust a claim for Compensation. Lessor shall be entitled to participate in any such proceeding, action, negotiation, prosecution, appeal or adjustment as contemplated herein. Notwithstanding anything to the contrary contained in this Article VI, if permissible under applicable law, any Compensation made to Lessee for its moving and relocation expenses, anticipated loss of business profits, loss of goodwill or fixtures and equipment paid for by Lessee and which are not part of the Premises (including, without limitation, the Severable Property) shall be paid directly to and shall be retained by Lessee (and shall not be deemed to be “Compensation”). All Compensation shall be applied pursuant to this Section 6.01, and all such Compensation (less the expense of collecting such Compensation) is herein called the “Net Proceeds.” Except as specifically set for herein, all Net Proceeds shall be paid to the Proceeds Trustee (as defined herein) and applied pursuant to this Section 6.01. If the Premises or any part thereof shall be damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $50,000, Lessee promptly shall notify Lessor thereof.

(b) Substantial Condemnation During the Term. If a Condemnation shall, in Lessee’s good faith judgment, affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business, then Lessee may, not later than sixty (60) days after a determination has been made as to when possession of the Premises must be delivered with respect to such Condemnation, deliver to Lessor (i) notice of its intention (“Notice of Intention”) to terminate this Lease on the next rental payment date which occurs not less than ninety (90) days after the delivery of such notice (the “Condemnation Termination Date”), and (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business. This Lease shall terminate on the Condemnation Termination Date, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have accrued on or prior to the Condemnation Termination Date, upon payment by Lessee of (1) all Basic Rent, additional rent and other sums due and payable hereunder to and including the Condemnation Termination Date, and (2) an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, additional rent and other sums which would be payable under this Lease, from the Condemnation Termination Date for what would be the then unexpired Term in the absence of such Condemnation, discounted at the rate equal to the then current yield on United States Treasury Notes having a maturity as of the stated date for expiration of the then existing Term of this Lease, plus 2% per annum (the “Reference Rate”), over (b) the Net Proceeds. The Net Proceeds shall belong to Lessor.

(c) Option to Terminate Upon Casualty. In the event of any Casualty to the Premises, Lessee shall provide to Lessor a written notice from its licensed architect, within ninety (90) days following the date of such Casualty, a reasonable estimate of the time to repair and restore the Premises and Improvements and the reasonable amount such repair or restoration would cost as compared to the market value of the Premises and Improvements (“Architect’s Notice”). Lessee shall have the option to terminate this Lease, exercisable as provided below, upon the occurrence of any of the following: (i) any Casualty to the Premises or the Improvements or any portion thereof where the cost to repair and restore the same to substantially the same condition as existed immediately prior to such occurrence is reasonably estimated by Lessee’s architect to exceed thirty percent (30%) of the market value of the Premises and Improvements; (ii) any Casualty to the Premises where the time to complete restoration of the Premises and Improvements is reasonably estimated by Lessee’s architect to take more than three hundred and fifteen (315) days to complete (or in the case of the last two years of the then existing Term, one hundred and eighty (180) days), or (iii) notwithstanding anything to the contrary in Section 6.01(d), the amount to restore or repair the Premises in the event of any Casualty or Condemnation exceeds the Net Proceeds by more than Three Hundred Thousand Dollars ($300,000) and Lessor is unwilling to pay such excess amount. Lessee shall give written notice to Lessor within thirty (30) days following the delivery of Architect’s Notice to Lessor as to whether Lessee will be terminating the Lease pursuant to subsections (i) and (ii) of this subsection (c) and such termination shall be effective thirty (30) days following the delivery of such termination notice from Lessee to Lessor (the “Casualty Termination Date”). Upon payment by Lessee of all Basic Rent, additional rent and other sums then due and payable hereunder to and including the Casualty Termination Date together with the amount of any deductible or self insured retention under the applicable casualty insurance policies, this Lease shall terminate on the Casualty Termination Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have accrued on or prior to the Casualty Termination Date, and the Net Proceeds shall belong to Lessor. Notwithstanding anything to the contrary in this Lease, in no event shall Lessee be required to repair, restore or reinstall any Severable Property or any alterations, replacements or additions paid for at the sole cost and expense of Lessee and which are not Improvements following any Casualty or Condemnation, and shall have the right to remove the Severable Property and discontinue its operations even while the Lease remains in full force and effect so long as it satisfies all other obligations under the Lease.”

(d) Less Than Substantial Condemnation or Any Casualty. If, after a Condemnation or Casualty, Lessee does not give or does not have the right to give notice of its intention to terminate this Lease as provided in subsection 6.01(b) or (c), then this Lease shall continue in full force and effect and Lessee shall, at its expense, rebuild, replace or repair the Premises in conformity with the requirements of subsections 2.01, 2.02 and 5.03 so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition, and character thereof immediately prior to such Casualty or Condemnation; provided that Lessee and Lessor shall use reasonable efforts to consider modifications which would make the Improvements a more contemporary design. To the extent the Net Proceeds with respect to any Casualty are less than $100,000, such amount shall be paid to Lessee to be used to rebuild, replace or repair the Premises in a lien free and good and workmanlike manner. To the extent the Net Proceeds from any Casualty are $100,000 or greater, such amount shall be paid to the Proceeds Trustee and prior to any such rebuilding, replacement or repair, Lessee shall determine the maximum cost thereof (the “Restoration Cost”), which amount shall be reasonably acceptable to Lessor. The Restoration Cost shall be paid first out of Lessee’s own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Lessee shall be entitled to receive the Net Proceeds from the

Proceeds Trustee, but only against (i) certificates of Lessee delivered to Lessor and the Proceeds Trustee from time to time but no more often than monthly as such work of rebuilding, replacement and repair progresses, each such certificate describing the work for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work and (ii) such additional documentation or conditions as Lessor or the Proceeds Trustee may reasonably require, including, but not limited to, copies of all contracts and subcontracts relating to restoration, architects’ certifications, title policy updates and lien waivers or releases. Any Net Proceeds remaining after final payment has been made for such work and after Lessee has been reimbursed for any portions it contributed to the Restoration Cost with respect to any Casualty shall be paid to Lessee and with respect to any Condemnation shall be paid to Lessor. In the event of any temporary Condemnation, this Lease shall remain in full effect and Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that any portion of the Net Proceeds allocable to the period after the expiration or termination of the Term shall be paid to Lessor. If the cost of any rebuilding, replacement or repair required to be made by Lessee pursuant to this subsection 6.01(d) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee.

(e) Notwithstanding anything to the contrary in this Lease, all of the foregoing provisions of this Section 6.01 shall be subject and subordinate to any provisions to the contrary contained in any Subordination, Non-Disturbance and Attornment Agreement, Mortgage or other document evidencing or securing a loan made by Mortgagee to Lessor.

Section 6.02 Insurance.

(a) Lessee will maintain insurance on the Premises of the following character:

(i) Insurance (on an occurrence basis) against all risks of direct physical loss (“Causes of Loss – Special Form”), including loss by fire, lightning, flooding (if the Premises are in a flood zone), earthquakes (if the Premises are in an earthquake zone), and other risks which at the time are included under “extended coverage” endorsements, on ISO form CP1030, or its equivalent, in amounts sufficient to prevent Lessor and Lessee from becoming a coinsurer of any loss but in any event in amounts not less than 100% of the actual replacement value of the Improvements, exclusive of foundations and excavations, without any exclusions other than standard printed exclusions and without exclusion for terrorism and with deductibles of not more than $25,000 per occurrence;

(ii) Commercial general liability insurance and/or umbrella liability insurance (on an occurrence basis), on ISO form CG 0001 0798, or its equivalent, against claims for bodily injury, death or property damage occurring on, in or about the Premises in the minimum amounts of $5,000,000 for bodily injury or death to any one person, $10,000,000 for any one accident and $5,000,000 for property damage to others or in such greater amounts as are then customary for property similar in use to the Premises, with deletions of contractual liability exclusions with respect to personal injury and with defense to be provided as an additional benefit and not within the limits of liability and with deductibles of not more than $25,000 per occurrence;

(iii) Rent loss insurance or business interruption insurance in an amount sufficient to cover loss of rents from the Premises pursuant to this Lease for a period of at least twelve (12) months, with endorsements to cover interruption of utilities outside of the Premises;

(iv) Worker’s compensation insurance to the extent required by the law of the state in which the Premises are located;

(v) Boiler and machinery insurance in respect of any boilers and similar apparatus located on the Premises in the minimum amount of $500,000 or in such greater amounts as to adequately insure the Premises;

(vi) During any period of construction on the Premises, builder’s risk insurance on a completed value, non-reporting basis for the total cost of such alterations or improvements, and workers’ compensation insurance as required by applicable law. This coverage may be provided by Lessee’s all risk property insurance pursuant to Section 6.02(a)(i) herein; and

(vii) Such other insurance in such kinds and amounts, with such deductibles and against such risks, as Mortgagee may reasonably require or as is commonly obtained in the case of property similar in use to the Premises and located in the state in which the Premises are located by prudent owners of such property.

Such insurance shall be written by companies authorized to do business in the state where the Premises are located and carrying a claims paying ability rating of at least A:XII by A.M. Best or A by Standard and Poor’s, as applicable, and with the exception of workers’ compensation insurance, shall name Lessor as an additional insured as its interest may appear.

(b) Every such policy provided pursuant to Section 6.02(a)(i), above shall (i) bear a mortgagee endorsement in favor of Mortgagee under any Mortgage, and any loss under any such policy shall be payable to the Mortgagee which has a first lien on such interest (if there is more than one first Mortgagee, then to the trustee for such Mortgagees) to be held and applied by Mortgagee toward restoration pursuant to Section 6.01, and (ii) contain an ordinance or law coverage endorsement. Every such policy with the exception of workers’ compensation insurance, shall name the Mortgagee as an additional insured as its interest may appear. Every policy referred to in subsection 6.02(a) shall provide that it will not be cancelled or amended except after thirty (30) days written notice to Lessor and the Mortgagee and that it shall not be invalidated by any act or negligence of Lessor, Lessee or any person or entity having an interest in the Premises, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises. The “Proceeds Trustee” shall be a financial institution or other third party selected by Lessor and reasonably approved by Lessee and may be the Mortgagee.

(c) Lessee shall deliver to Lessor and Mortgagee (i) upon request copies of the applicable insurance policies and (ii) original or duplicate certificates of insurance, satisfactory to Lessor and Mortgagee evidencing the existence of all insurance which is required to be maintained by Lessee hereunder and payment of all premiums therefor, such delivery to be made

(i) upon the execution and delivery hereof and (ii) at least ten (10) days prior to the expiration of any such insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 6.02 unless Lessor is named an additional insured therein and unless there is a mortgagee endorsement in favor of Mortgagee with loss payable as provided herein. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor and Mortgagee the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies, provided that the Premises are specified therein.

(d) If required by Mortgagee at any time during the Term, or if an Event of Default shall occur, upon the request of Lessor, Lessee shall, in addition to and concurrently with the payment of Basic Rent as required in Section 1.04 hereof, pay one-twelfth of the amount (as estimated by Lessor or Mortgagee, as applicable) of the annual premiums for insurance (collectively, the “Insurance Escrow Payments”) required under this Section 6.02 next becoming due and payable with respect to the Premises. Notwithstanding the foregoing, Lessee shall also be required to pay into escrow any other amounts required by Mortgagee. Lessee shall also pay to Lessor on demand therefor the amount by which the actual insurance premiums exceed the payment by Lessee required in this subsection.

(e) The requirements of this Section 6.02 shall not be construed to negate or modify Lessee’s obligations under Section 5.04.

(f) Notwithstanding anything contained in this Lease to the contrary, each party hereto hereby waives any and all rights of recovery, claim, action or cause of action, against the other party and its agents, officers, and employees, for any loss or damage that may occur to the Premises, including the Improvements, regardless of cause or origin, including the negligence of the other party and its agents, officers, and employees, without prejudice to any waiver or indemnity provisions applicable to Lessee and any limitation of liability provisions applicable to Lessor hereunder, of which provisions Lessee shall notify all insurers. Lessor and Lessee agree that any policies presently existing or obtained on or after the date hereof (including renewals of present policies) shall include a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the insured to recover thereunder and that the insurer expressly waives its rights of subrogation against Lessor or Lessee, as the case may be, with respect to any claims under any such policies.

ARTICLE VII

Section 7.01 Conditional Limitations; Default Provisions.

(a) Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

(i) If Lessee shall (1) fail to pay any Basic Rent, recurring additional rent or other recurring sum when due (provided that Lessor shall not exercise any of its remedies hereunder for such failure to pay unless such monetary Event of Default continues to exist after Lessor has provided Lessee with five (5) days written notice of Lessee’s failure to timely pay such sums and provided that Lessor is obligated to provide such written notice no more than two times for any consecutive twelve (12) month period before exercising its remedies) or (2) fail to observe or perform any other provision hereof and such non-monetary failure shall continue for thirty (30) days after written notice to Lessee of such failure (provided that, in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period not to exceed one hundred and eighty (180) days as is necessary to complete the curing thereof with diligence);

(ii) If any representation or warranty of Lessee set forth in any certificate provided by Lessee pursuant to this Lease, shall prove to be incorrect in any material adverse respect as of the time when the same shall have been made in a way adverse to Lessor and Lessor shall suffer a loss or detriment as a result thereof, including, without limitation, the taking of any action (including, without limitation, the demise of the Premises to Lessee herein) in reliance upon such representation or warranty and, in each case, the facts shall not be conformed to the representation and warranty as soon as practicable in the circumstances (but in no event to exceed thirty (30) days) after written notice to Lessee from Lessor of such inaccuracy and Lessor restored to the position it would have enjoyed had such representation or warranty been accurate at the time it was made;

(iii) If Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof;

(iv) If a receiver, trustee or conservator of Lessee or of all or substantially all of the assets of Lessee or of the Premises or Lessee’s or estate therein shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Lessee and shall not be discharged within ninety (90) days after such appointment, or if Lessee shall consent to or acquiesce in such appointment;

(v) If the Premises shall have been abandoned for a period of ten (10) consecutive days;

(vi) If a Letter of Credit has been posted as the Security Deposit or other security hereunder, and the issuer of the Letter of Credit cancels, terminates or refuses to honor it, and Lessee shall fail to renew the Letter of Credit within thirty (30) days or shall fail to post a cash equivalent amount of the Letter of Credit or a replacement letter of credit within fifteen (15) days after notice of such cancellation, termination or refusal; and

(vii) If an Event of Default occurs under this Lease more than three (3) times within any consecutive twelve (12) month period, irrespective of whether or not such Event of Default is cured.

(b) If an Event of Default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor’s termination of the Term. Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

(c) If an Event of Default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the Term shall have been terminated pursuant to subsection 7.01(b), to reenter and repossess the Premises and the right to remove all persons and property (subject to Section 3.02) therefrom by summary proceedings, ejectment or any other legal action or in any lawful manner Lessor determines to be necessary or desirable. Lessor shall be under no liability by reason of any such reentry, repossession or removal. No such reentry, repossession or removal shall be construed as an election by Lessor to terminate the Term unless a notice of such termination is given to Lessee pursuant to subsection 7.01(b) or unless such termination is decreed by a court.

(d) At any time or from time to time after a reentry, repossession or removal pursuant to subsection 7.01(c), whether or not the Term shall have been terminated pursuant to subsection 7.01(b), Lessor may relet the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise. Lessor may collect any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting. Notwithstanding the foregoing, Lessor agrees to make reasonable efforts to mitigate its damages under this Lease in the event Lessee actually vacates or advises Lessor that it is, as of a specified date, to vacate the Premises. The phrase “reasonable efforts,” as it relates to Lessor’s duty to attempt to relet the Premises, shall require Lessor to do only the following: (i) notify Lessor’s management company, if any, in writing of the availability of the Premises for reletting and authorize same to advertise as appropriate, (ii) post Lessor’s leasing contact telephone number in an appropriate area of the Premises, and (iii) show the Premises to any prospective lessee interested in the Premises and to any prospective lessee specifically referred to Lessor by Lessee. Under any requirement of Lessor to use “reasonable efforts” as described herein, (i) Lessor shall not be required to relet the Premises ahead of any other properties in the same market not producing any income to Lessor; (ii) Lessor shall be entitled to consider lessee quality, lessee-mix, the financial condition of any prospective lessee, the nature of the Premises, the proposed use of the Premises by any prospective lessee, and any rights of existing sublessees located in the Premises, in making any leasing decision without being deemed to have violated its mitigation requirement hereunder; and (iii) under any new lease entered into by Lessor, Lessor may relet all or any portion of the Premises to create an appropriate block of space for a new lessee, may relet for a greater or lesser term than that remaining at that time under this Lease, and may include free rent, concessions, inducements, alterations and upgrades in the new lease. If a reletting occurs, Lessor shall recoup all of its expenses of reletting (including, without limitation, all expenses relating to remodeling, alterations, repairs, capital improvements, brokerage fees, decorating fees, and fees for architects, designers, space planners and attorneys) before Lessee is entitled to a credit on the damages owed by Lessee hereunder. If Lessor shall do all the foregoing then, anything in this Lease, or any statute, or common law rule to the contrary notwithstanding, Lessor shall be deemed to have met its duty (if any) to mitigate its damages hereunder.

(e) No expiration or termination of the Term pursuant to subsection 7.01(b), by operation of law or otherwise, and no reentry, repossession or removal pursuant to subsection 7.01(c) or otherwise, and no reletting of the Premises pursuant to subsection 7.01(d) or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, reentry, repossession, removal or reletting.

(f) In the event of any expiration or termination of the Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Lessee shall pay to Lessor all Basic Rent, additional rent and other sums required to be paid by Lessee, in each case to and including the date of such expiration, termination, reentry, repossession or removal, and, thereafter, Lessee shall, until the end of what would have been the Term in the absence of such expiration, termination, reentry, repossession or removal and whether or not the Premises shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) all Basic Rent, all additional rent and other sums which would be payable under this Lease by Lessee in the absence of any such expiration, termination, reentry, repossession or removal, together with all expenses of Lessor in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses (including, without limitation, fees and expenses of appellate proceedings), employee’s expenses, alteration costs and expenses of necessary preparation for such reletting), less (ii) the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to subsection 7.01(d). Lessee shall pay such liquidated and agreed current damages on the dates on which rent would be payable under this Lease in the absence of such expiration, termination, reentry, repossession or removal, and Lessor shall be entitled to recover the same from Lessee on each such date.

(g) At any time after any such expiration or termination of the Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, whether or not Lessor shall have collected any liquidated and agreed current damages pursuant to subsection 7.01(f), Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee’s default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, additional rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, to date to which Lessee shall have satisfied in full its obligations under subsection 7.01(f) to pay liquidated and agreed current damages) for what would be the then unexpired Term in the absence of such expiration, termination, reentry, repossession or removal, discounted at the Reference Rate, over (b) the then fair rental value of the Premises, discounted at the Reference Rate for the same period. If any law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such law.

Section 7.02 Bankruptcy or Insolvency.

(a) If Lessee shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Lessee or Lessee’s trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such sixty (60) day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Lessor shall be entitled to possession of the Premises without further obligation to Lessee or Lessee’s trustee, and this Lease, upon the election of Lessor, shall terminate, but Lessor’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

(b) Neither the whole nor any portion of Lessee’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, conservator, assignee for the benefit of creditors or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Lessee, unless Lessor shall have consented to such transfer. No acceptance by Lessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Lessor nor shall it be deemed a waiver of Lessor’s right to terminate this Lease for any transfer of Lessee’s interest under this Lease without such consent.

Section 7.03 Additional Rights of Lessor.

(a) Except as provided in Section 7.01(g), no right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, additional rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Lessor by law or equity.

(b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term as herein provided, (ii) the benefits of any law which exempts property from liability for debt and (iii) Lessee specifically waives any rights of redemption or reinstatement available by law or any successor law.

(c) If an Event of Default on the part of Lessee shall have occurred hereunder and be continuing, then, without thereby waiving such default, Lessor may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Lessee hereunder immediately and without notice in the case of any emergency as may be reasonably determined by Lessor and upon five (5) business days notice to Lessee in other cases. All reasonable expenses incurred by Lessor in connection therewith, including, without limitation, attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings), shall constitute additional rent under this Lease and shall be paid by Lessee to Lessor upon demand.

(d) If Lessee shall be in default in the performance of any of its obligations under this Lease beyond any applicable grace or cure period hereunder, Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including, without limitation, reasonable attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) and any additional sums (including any late charge, default penalties, interest and fees of the counsel of Mortgagee) which are payable by Lessor to its Mortgagee by reason of Lessee’s late payment or non-payment of Basic Rent. If Lessor shall be made a party to any litigation commenced against Lessee and Lessee shall fail to provide Lessor with counsel approved by Lessor and pay the expenses thereof, Lessee shall pay all costs and reasonable attorneys’ fees and expenses in connection with such litigation (including, without limitation, fees and expenses incurred in connection with any appellate proceedings).

(e) If Lessee shall fail to pay when due any Basic Rent, additional rent or other sum required to be paid by Lessee hereunder, Lessor shall be entitled to collect from Lessee as additional rent and Lessee shall pay to Lessor, in addition to such Basic Rent, additional rent or other sum, annual interest on the delinquency equal to the Late Rate from the date due until paid. The Late Rate shall be the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by applicable law. In addition to all other remedies Lessor has hereunder, if Lessee shall fail to pay any Basic Rent, additional rent or other sum, as and when required to be paid by Lessee hereunder prior to the expiration for the period of payment pursuant to subsection 7.01(a)(i)(1), Lessor shall be entitled to collect from Lessee, and Lessee shall pay to Lessor, as additional rent, a late payment charge in an amount equal to 1% of the amount shown in the notice as unpaid.

ARTICLE VIII

Section 8.01 Notices and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when hand delivered or sent by a courier or express service guaranteeing overnight delivery or by telecopy, with original being promptly sent as otherwise provided above, addressed as follows:

If to Lessor:	Cobham Properties, Inc. 10 Cobham Drive Orchard Park, New York 14127 Attention: Ms. Betty Bible Telephone: (716) 667-6224 Facsimile: (716) 667-6503

With a copy to:	Jaeckle Fleischman & Mugel, LLP The Avant Building 200 Delaware Avenue, Suite 900 Buffalo, New York 14202 Attention: Michael A. Piette Telephone: (716) 843-3882 Facsimile: (716) 856-0432

If to Lessee:	M/A-COM Technology Solutions Inc. 100 Chelmsford Street Lowell, MA 01851 Attention: James Rame, Esq., Corporate Attorney Telephone: (978) 656-2656 Facsimile: (978) 656-2679

Lessor and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity in the United States that is to receive copies of notices, offers, consents and other instruments hereunder. Notice under the terms of this Lease shall be deemed delivered, whether or not actually received, upon the earlier of (i) the date of actual receipt by such party, or (ii) the day after said notice is either deposited with such overnight delivery service, transmitted by telecopier, or personally delivered, as applicable, pursuant to the above provisions.

Section 8.02 Estoppel Certificates; Financial Information.

(a) Lessee will, upon ten (10) business days written notice at the request of Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and stating the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid and either stating that to the knowledge of Lessee no default exists hereunder or specifying each such default of which Lessee has knowledge and whether or not Lessee is still occupying and operating the Premises and such other information as Lessor shall reasonably request. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of the Premises. Lessor will, upon ten (10) business days written notice at the request of Lessee, execute, acknowledge and deliver to Lessee a certificate of Lessor, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Lessor no default exists hereunder or specifying each such default of which Lessor has knowledge. Any such certificate may be relied upon by Lessee or any actual or prospective assignee or sublessee of the Premises.

(b) Lessor and its agents and designees may enter upon and examine the Premises and examine the records and books of account and discuss the finances and business with the officers of the Lessee at reasonable times during normal business hours and on reasonable advance written notice. Lessee shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit. Except in the event of emergency, Lessee may designate an employee to accompany Lessor, its agents and designees on such examinations. Lessee will provide, upon Lessor’s request, all information regarding the Premises, including, but not limited to, a current rent roll, an operating statement reflecting all income from subleases and all operating expenses for the Premises. Lessor and its agents and designees may enter upon and examine the Premises and show the Premises to prospective mortgagees and/or purchasers at reasonable times during normal business hours and on reasonable advance written notice.

ARTICLE IX

Section 9.01 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate, as well as the fee estate in the Premises or any interest in such fee estate.

Section 9.02 Surrender. Upon the expiration or termination of this Lease, Lessee shall surrender the Premises to Lessor in as good repair and condition as received under Section 2.01(a) except for any damage resulting from Condemnation or Casualty or normal wear and tear not required to be repaired by Lessee. The provisions of this Section shall survive the expiration or other termination of this Lease.

Section 9.03 Time. Time is of the essence with respect to this Lease, and the respective time periods set forth herein.

Section 9.04 Separability; Binding Effect; Governing Law. Each provision hereof shall be separate and independent, and the breach of any provision by Lessor shall not discharge or relieve Lessee from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of Lessor to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Lessee and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Lessee in each case to the same extent as if each successor and assign were named as a party hereto. This Lease shall be governed by and interpreted in accordance with the laws of the state in which the Premises are located.

Section 9.05 Table of Contents and Headings; Internal References. The table of contents and the headings of the various paragraphs and exhibits of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease. Unless stated to the contrary, any references to any Section, subsection, Exhibit and the like contained herein are to the respective Section, subsection, Exhibit and the like of this Lease.

Section 9.06 Counterparts. This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been executed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be executed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument) and shall have been delivered by each of the parties to the other. This Lease, to the extent signed and delivered by means of a facsimile machine or PDF email attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or PDF email attachment to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or PDF email attachment as a defense to the formation of a contract and each party forever waives such defense.

Section 9.07 Lessor’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of any partner, director, member, officer or shareholder of Lessor, its successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and any liability on the part of Lessor shall be limited solely to Lessor’s interest in the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

Section 9.08 Amendments and Modifications. Except as expressly provided herein, this Lease may not be modified or terminated except by a writing signed by Lessor and Lessee.

Section 9.09 Additional Rent. All amounts other than Basic Rent which Lessee is required to pay or discharge pursuant to this Lease, including the charge provided for by Section 7.03(e) hereof, shall constitute additional rent which shall include, but not be limited to all reasonable costs and expenses of Lessee and Lessor which are incurred in connection or associated with (A) the use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Premises, (B) the performance of any of Lessee’s obligations under this Lease, (C) the prosecution, defense or settlement of any litigation involving or arising from any of the Premises or this Lease, (D) the enforcement by Lessor, its successors and assigns, of any of its rights under this Lease, (E) any amendment to or modification of this Lease made at the request of Lessee, (F) costs of Lessor’s counsel incurred in connection with any act undertaken by Lessor (or its counsel) at the request of Lessee, or incurred in connection with any act of Lessor performed on behalf of Lessee pursuant to this Lease.

Section 9.10 Consents. Except as specifically set forth in this Lease, all consents and approvals to be granted by either Lessor or Lessee shall not be unreasonably withheld, conditioned or delayed, and each party’s sole remedy against the other for the failure to grant any consent shall be to seek injunctive relief. In no circumstance will a party be entitled to damages with respect to the failure of the other party to grant any consent or approval.

Section 9.11 Quiet Enjoyment. Lessor agrees that, subject to the rights of Lessor under this Lease, Lessee shall hold and enjoy the Premises during the term of this Lease, free from any hindrance or interference from Lessor or any party claiming by, through or under Lessor.

Section 9.12 Holding Over. If Lessee remains in possession of the Premises, or any part thereof, after the expiration or other termination of the Term, without Lessor’s express written consent, Lessee shall be guilty of an unlawful detention of the Premises and shall be liable to Lessor for damages for use of the Premises during the period of such unlawful detention at a rate equal to 1.5 times the Basic Rent and all other amounts which would be payable during the Term hereof (collectively, “Holdover Rent”), plus any consequential damages suffered by Lessor. In the event of such unlawful detention, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, suits, proceedings, losses, damages, liabilities, costs and expenses, including, without limitation, attorneys’ fees and disbursements, asserted against or incurred by Lessor, as a result of such unlawful detention. Notwithstanding the foregoing, Lessor shall be entitled to such other remedies and damages provided under this Lease or at law or in equity.

Section 9.13 Compliance with Terrorism Laws. Lessee represents and warrants that neither Lessee nor any Person controlling Lessee (i) is included on any Government List (as hereinafter defined); (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 133224 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any offense under the criminal laws against terrorists, the criminal laws against money laundering, the Bank Secrecy Act, as amended, the Money Laundering Control Act of 1986, as amended, or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorists (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended; (iv) is currently under investigation by any governmental authority for alleged criminal activity; or (v) has a reputation in the community for criminal or unethical behavior. For purposes of this Lease, the term “Government List” means (1) the Specialty Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), (2) the Denied Persons List and the Entity List maintained by the United States Department of Commerce, (3) the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (4) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the lists, laws, rules and regulations maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (5) any other similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America and (6) any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, as all such Government Lists may be updated from time to time.

Section 9.14 Financing and Subordination, Non-Disturbance and Attornment.

(a) Notwithstanding anything to the contrary in this Lease, this Lease and Lessee’s interest hereunder shall be subject, subordinate and inferior to any mortgage or other security instrument granted or entered into by Lessor in connection with the loan by which Lessor acquired the Premises from Lessee, and any mortgage or other security instrument hereafter placed upon the Premises by Lessor, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such mortgage (or a separate non-disturbance agreement entered into between Lessee and the Mortgagee in whose favor such mortgage was granted) shall provide for the recognition of this Lease and all Lessee’s rights hereunder unless and until an Event of Default. If Lessor desires to obtain or refinance any loan, Lessee shall execute any and all documents that such Mortgagee reasonably requires in connection with such financing, so long as the same do not materially adversely affect any right, benefit or privilege of Lessee under this Lease or materially increase Lessee’s obligations under this Lease.

(b) Lessor shall obtain and provide to Lessee and Lessee shall execute a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of attached Exhibit E from any and all lenders of record now and hereafter in the future.

Section 9.15 Purchase Option. In the event that Lessor elects to sell the Land, Improvements and Premises, whether in whole or in part, Lessor shall provide Lessee with a written notice of its desire to sell and Lessee shall have a one-time right of first offer to purchase the Land, Improvements and Premises before the Lessor proceeds to offer the same to a broader marketplace of prospective buyers.

The offered price will reflect fair market value and a price that Lessor is willing to accept. Should Lessee and Lessor not agree on a price after negotiating in good faith for a period not to exceed forty-five (45) days, unless Lessee and Lessor agree to extend the initial forty-five (45) day period (extension details to be mutually agreed upon in a Lease amendment), Lessor shall be free to sell the Land, Improvements and Premises to a third party and have no obligations to reoffer the Land, Improvements and Premises to Lessee so long as the price that Lessor intends to sell the Land, Improvements and Premises for is not less than 95% of the amount last offered by Lessee to purchase the Land, Improvements and Premises. In the event the Lessor wishes to sell the Land, Improvements and Premises to a thirty party for less than 95% of the amount last offered by Lessee, Lessor shall first re-offer the Land, Improvements and Premises for purchase to Lessee whereupon Lessee will have the opportunity to purchase the Building at the adjusted price.

In the event that Lessor is unable to sell the Land, Improvements and Premises to a third party within six (6) months after the Lessor’s initial offer to Lessee, the Lessee’s purchase option will be restored.

Section 9.16 Security Deposit and Prepaid Rent. Lessee’s existing security deposit of $131,492.00 held pursuant to the terms of section 9.16 of the Original Lease will be returned to Tenant within thirty (30) days after the execution of the Lease.

In addition, the amount of pre-paid rent equal to $175,323.50 referenced in the Pre-Paid Rent Letter will be applied in partial satisfaction of the Base Rent due in August 2013 and September 2013. The Pre-Paid Rent Letter shall then be of no further force or effect.

Section 9.17 Short Form Memorandum of Lease. Upon Lessor’s or Lessee’s request, the parties shall record a “short form” Memorandum of Lease identifying the Term granted to Lessee by this Lease, and any other terms to which the parties may agree. Any recording costs associated with the memorandum or short form of this Lease shall be borne by Lessee. Upon the expiration or earlier termination of this Lease, Lessee shall promptly execute and deliver to Lessor an instrument, in recordable form, wherein Lessee acknowledges the expiration or earlier termination of this Lease. Upon transfer or conveyance of the Premises by Lessor, Lessee agrees to execute an amendment to the memorandum indicating the change of Lessor.

Section 9.18 Intentionally Deleted.

Section 9.19 Brokers. Lessor and Lessee mutually represent and warrant to each other that it dealt with no real estate brokers in the transactions contemplated by this Lease, and that no brokerage fees, commissions, or other remuneration of any kind are due in connection herewith, except that Lessee utilized the services of Cassidy Turley FHO (“Lessee’s Broker”) and Lessee shall be solely responsible for payment of compensation to Lessee’s Broker pursuant to the terms of a separate agreement. Lessor shall have no obligation to Lessee or Lessee’s Broker in connection with such services. Lessor shall forever indemnify and hold harmless Lessee against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Lessee may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Lessor in respect to the transactions herein contemplated. Lessee shall forever indemnify and hold harmless Lessor against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Lessor may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Lessee in respect to the transactions herein contemplated. The provisions of this Section shall survive expiration or termination of this Lease.

Section 9.20 Waiver of Jury Trial. Lessor and Lessee each hereby expressly, irrevocably, fully and forever release, waive and relinquish any and all right to trial by jury.

Section 9.21 No Partnership. Nothing herein contained shall be deemed or construed either by the parties hereto, or by a third party, to create a relationship between the parties of principal and agent, partnership, or joint venture. None of computation of rent, or any other provision contained herein, or any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 9.22 No Construction Against Drafter. Each of the parties hereto acknowledges that it is sophisticated and experienced in transactions of the nature contemplated hereby and that it has been represented by counsel of its choosing in connection herewith; accordingly, each party hereto waives to the fullest extent permitted by law the application of any law or rule of construction requiring that this Lease be construed or interpreted against the drafting party or in favor of the non-drafting party.

Section 9.23 Security Interest and Security Agreement. This Lease shall also create a security interest in, and Lessee hereby grants to Lessor a security interest in, all sums on deposit with Lessor (or Lessor’s Mortgagee, as applicable) pursuant to the provisions of this Lease, including, but not limited to the Security Deposit (said funds and accounts are hereinafter referred to collectively as the “Collateral”). This Lease constitutes a security agreement between Lessee and Lessor with respect to the Collateral in which Lessor is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lessor hereunder, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. “Uniform Commercial Code” means the Uniform Commercial Code as now or hereafter in effect in the state where the Premises is located; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lessor’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than such state, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Lessee hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lessor the attorney-in-fact of Lessee to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Lessor may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Lessee hereby authorizes Lessor at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Lessee as authorized by applicable law, as applicable to all or part of the Collateral. For purposes of such filings, Lessee agrees to furnish any information requested by the Lessor promptly upon request therefor by Lessor. Lessee also ratifies its authorization for the Lessor to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Lease. Lessee agrees to furnish Lessor with notice of any change in the name, identity, organizational structure, residence, state of incorporation, state of organization or state of formation or principal place of business or mailing address of Lessee within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Lessor shall have the rights and remedies as prescribed in this Lease, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Lessor’s election.

Upon the return of the Security Deposit to Lessee pursuant to section 9.16 of this Lease, this section 9.23 shall be of no further force or effect.

[Signatures of Lessor and Lessee Follow on Next Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

LESSOR:

COBHAM PROPERTIES, INC. a Delaware corporation

By:	/s/ Betty Bible

Signature Page

LESSEE:

M/A-COM TECHNOLOGY SOLUTIONS INC. a Delaware corporation

By:	/s/ Robert Dennehy

Signature Page

EXHIBIT A

LEGAL DESCRIPTION OF LAND

EXHIBIT B

PERMITTED EXCEPTIONS

EXHIBIT C

BASIC RENT SCHEDULE

A. The annual Basic Rent for the Interim Term (as prorated) and the first Lease Year of the Term shall be $1,051,941 payable in monthly installments of $87,661.75. The initial Basic Rent was calculated using a rate of $9.00 per square foot times 111,883 feet of flex style industrial building and $1.50 per square foot times 30,805 square feet of basement area.

B. Except as otherwise provided in Subparagraph C below, the Basic Rent for the next four (4) subsequent Lease Years of the Term and for the five (5) Lease Years of the Renewal Term, if applicable, shall increase annually by the following formula:

On the first day of each Lease Year after the first Lease Year of the Term of this Lease (the “Escalation Date”), the Basic Rent shall be increased by an amount determined by multiplying the Basic Rent by a fraction, the numerator of which shall be the most recent Consumer Price Index, as hereinafter defined, published prior to the applicable Escalation Date, less the most recent Consumer Price Index published prior to September, 2008 (the “Base Index”), and the denominator of which shall be the Base Index. If the Consumer Price Index applicable to any Escalation Date does not exceed the Base Index, the Basic Rent applicable immediately preceding the Escalation Date shall apply to the ensuing Lease Year, until the next Escalation Date, at which time the Basic Rent shall be subject to increase pursuant to this Section. With respect to the increases in Basic Rent provided in this Section, Lessor and Lessee agree that:

(i) As used herein, the term “Consumer Price Index” shall mean the United States Department of Labor Bureau of Labor Statistics Consumer Price Index, all Urban Consumers, U.S. City Average, all times (1967 = 100), or the successor of that index;

(ii) Upon request, Lessor shall provide Lessee with a statement specifying the applicable Consumer Price Index to be used for calculation of the increased Basic Rent pursuant to this Section; in the event Lessor or Lessee lacks sufficient data to determine the appropriate increase on any Escalation Date as provided herein, Lessee shall continue to pay the monthly installments of annual Basic Rent payable immediately prior to the Escalation Date and, as soon as Lessee obtains the necessary data, Lessee shall adjust the monthly installments of Basic Rent due hereunder accordingly and make payment, retroactively, of any amounts due from the Escalation Date. In no event shall delay or failure of the Lessor to notify the Lessee of the amount of a Basic Rent increase constitute a waiver of or in any way impair the continuing obligation of the Lessee to pay the Basic Rent increases provided for in this Section.

C. For the Extended Term the Basic Rent shall be calculated based on the following annual amounts payable in three (3) monthly installments as set forth below:

Lease Years	Annual Basic Rate Rent	Monthly Installment	Rent Rate Per Rental Square Foot - Triple Net
Floors 1 and 2
1/1/13 - 12/31/13	$1,074,076.80	$89,506.40	$9.60/RSF NNN
Basement
1/1/13 - 12/31/13	30,805.00	2,567.08	1.00/RSF NNN

While the commencement date of the Extended Term is October 1, 2013, the Basic Rent outlined above during January 1, 2013 - December 31, 2013 is shown as a full twelve (12) month period to verify that the Basic Rent during the timeframe is consistent with the Lessee’s current total Base Rent in accordance with the terms of the Original Lease. It is understood that the Lessee’s then current Basic Rent will remain unchanged until January 1, 2014 in accordance with the schedule outlined above. Therefore, the Consumer Price Index adjustments pursuant to Exhibit C of the Lease shall no longer apply and Tenant will not be subject to increases as of September 2012 or September 2013.

2

EXHIBIT D

SEVERABLE PROPERTY

Severable Property shall include all apparatus, personal property, trade fixtures, inventory, equipment, machinery, fittings, furniture, furnishings, chattel, materials and supplies located on and used in, or related to Lessee’s business, including, but not limited to, mainframe computers, kitchen equipment and telephone and similar systems and articles of personal property of every kind and nature whatsoever, and any additions, replacements, accessions and substitutions thereto or therefor, and all proceeds of all of the foregoing.

Severable Property shall not include the Improvements.

EXHIBIT E

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

AGREEMENT dated as of the      day of                 , 20    , between                     , a                          whose address is                                                                               (“Tenant”), and                                                                                                        (the “Mortgagee”).

WHEREAS,                                     , a                                          whose address is                                                                           (“Landlord”), owns the real property located at                                                                       (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A;

WHEREAS, Mortgagee has made or will be making a loan to Landlord in the original principal amount of $                 as the loan may be modified or amended from time to time (the “Loan”);

WHEREAS, to secure the Loan, Landlord has encumbered Landlord’s premises by entering into a mortgage dated on or about                     , 19    / 20     in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time the “Mortgage”) recorded on                     ,19    /20    , at Book         , Page         , in the Official Records of the County of                                 , State of New York or to be recorded in such Land Records (the “Land Records”);

WHEREAS, pursuant to a Lease dated as of                         , 19    / 20    , as such lease may have been, or may be amended from time to time (the “Lease’), Landlord demised to Tenant all or a portion of Landlord’s Premises (“Tenant’s Premises”) effective as of                         , 19    /20    . Tenant’s Premises are commonly known as                                                                          ;

WHEREAS, ☐ (check and complete if appropriate) a memorandum of the Lease is to be recorded in the Land Records prior to the recording of this Agreement or was recorded in the Land Records on                         , 19    /20    , at Book         , Page          ; and

WHEREAS, Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Mortgagee agree as follows:

1. DEFINITIONS.

The following terms shall have the following meanings for purposes of this Agreement:

1.1 “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition or other improvements or work at Landlord’s Premises, including Tenant’s Premises. Construction-Related Obligations shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

1.2 “Foreclosure Event” means (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3 “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4 “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5 “Rent” means any fixed rent, basic rent or additional rent under the Lease.

1.6 “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7 “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2. SUBORDINATION. The Lease and all of Tenant’s rights thereunder shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all indebtedness secured by the Mortgage.

3. NONDISTURBANCE, RECOGNITION AND ATTORNMENT.

3.1 No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

3.2 Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises (“Attornment Date”): (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

4. PROTECTION OF SUCCESSOR LANDLORD. Notwithstanding anything to the contrary in the Lease or the Mortgage, neither Mortgagee nor the Successor Landlord shall be liable for or bound by any of the following matters:

4.1 Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the Attornment Date, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the Attornment Date. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the Attornment Date; or (b) Successor Landlord’s obligation to correct any conditions that existed as of the Attornment Date and violate Successor Landlord’s obligations as Landlord under the Lease.

4.2 Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the Attornment Date other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3 Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant; or (b) with respect to any security deposited with Former Landlord. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation”.

4.4 Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s written consent.

4.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6 Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord, except as expressly provided for in Schedule B (if any) attached to this Agreement.

5. EXCULPATION OF SUCCESSOR LANDLORD. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or is successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6. MORTGAGEE’S RIGHT TO CURE.

6.1 Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2 Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3 Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period”) as Mortgagee may reasonably require to either (a) obtain possessions and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity; or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7. CONFIRMATION OF FACTS. Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the date of this Agreement (“Effective Date”):

7.1 Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises. Tenant has no interest in Landlord’s Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2 Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3 No Landlord Default. To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time, or both, would constitute such a breach or default.

7.4 No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5 No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6 Commencement Date. The “Commencement Date” of the Lease was                          , 19    /20    .

7.7 Acceptance. Except as set forth in Schedule B (if any) attached to this Agreement: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises and Tenant has accepted such performance by Landlord.

7.8 No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9 Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

8. TENANT COVENANTS. Tenant covenants with the Mortgagee that now and continuing as long as the Mortgage shall remain unsatisfied of record as follows:

8.1 Rent Payment Notices. From and after Tenant’s receipt of written notice from Mortgagee (a “Rent Payment Notice”), Tenant shall pay all Rent to Mortgagee or as Mortgagee shall direct in writing, until such time as Mortgagee directs otherwise in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. Mortgagee’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (a) cause Mortgagee to succeed to or to assume any obligations or responsibilities as Landlord under the Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until any attornment as occurred pursuant to this Agreement; or (b) relieve Landlord of any obligations under the Lease.

8.2 Tenant shall not subordinate the Lease to the lien of any other mortgage other than the Mortgage in favor of the Mortgagee.

8.3 If requested by the Mortgagee or the Successor Landlord, Tenant shall deliver to Mortgagee or the Successor Landlord (as the case may be) the same periodic deliveries (e.g., updated financial reports, updated estoppel certificates) it delivers to Landlord pursuant to the Lease.

9. MISCELLANEOUS.

9.1 Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to any party (at the address on page one). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this agreement.

9.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

9.3 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.

9.4 Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

9.5 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the Commonwealth of Massachusetts, excluding its principles of conflicts of laws. TENANT HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE COMMONWEALTH OF MASSACHUSETTS IN A COUNTY OR JUDICIAL DISTRICT WHERE THE MORTGAGEE MAINTAINS A BRANCH, AND CONSENTS THAT THE MORTGAGEE MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT TENANT’S ADDRESS SET FORTH ABOVE. Tenant acknowledges and agrees that the venue provided above is the most convenient forum for both the Mortgagee and Tenant. Tenant waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

9.6 Miscellaneous. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions. No provisions of this Agreement may be amended, waived or modified except by an instrument in writing signed by the party to be bound. The headings and captions in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or the intent of any provision or section of this Agreement and shall not be deemed to have any substantive effect. Inapplicability or unenforceability of any provisions of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

9.8 No Agency Relationship. The Mortgagee is not the agent or representative of Landlord and this Agreement shall not make the Mortgagee liable to materialmen, contractors, craftsmen, laborers or others for goods delivered to or services performed by them upon the Landlord’s Premises, or for debts or claims accruing to such parties against Landlord and there is no contractual relationship, either expressed or implied, between the Mortgagee and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor or materials for the Improvements.

9.9 WAIVER OF JURY TRIAL. TENANT AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO. TENANT REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT THE MORTGAGEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. THE TENANT ACKNOWLEDGES THAT THE MORTGAGEE HAS BEEN INDUCED TO ACCEPT THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the first date set forth above.

By:
Signature of Witness	Name:
Title:
Typed Name of Witness

By:
Signature of Witness	Name:
Title:
Typed Name of Witness

Landlord Consent

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction or assertion by Landlord. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease. Landlord hereby releases Tenant from, and shall indemnify and hold Tenant harmless from and against, any and all loss, claim, damage, liability, cost or expense (including payment of reasonable attorneys’ fees and disbursements) arising from any claim based upon Tenant’s compliance with any Rent Payment Notice. Landlord shall look solely to Mortgagee with respect to any claims Landlord may have on account of an incorrect or wrongful Rent Payment Notice.

LANDLORD

By:
Signature of Witness	Name:
Title:
Typed Name of Witness

Dated:                         , 20

Guarantor Consent

Each of the undersigned, a guarantor of Tenant’s obligations under the Lease (a “Guarantor”), consents to Tenant’s execution, delivery and performance of the foregoing Agreement. From and after any attornment pursuant to the foregoing Agreement, that certain Guaranty dated                         , 19    /20     (the “Guaranty”) executed by Guarantor in favor of                                          shall automatically benefit and be enforceable by Successor Landlord with respect to Tenant’s obligations under the Lease as affected by the foregoing Agreement. Successor Landlord’s rights under the Guaranty shall not be subject to any defense, offset, claim, counterclaim, reduction or abatement of any kind resulting from any act, omission or waiver by any Former Landlord for which Successor Landlord would, pursuant to the foregoing Agreement, not be liable or answerable after an attornment. The foregoing does not limit any waivers or other provisions contained in the Guaranty. Guarantor confirms that the Guaranty is in full force and effect and Guarantor presently has no offset, defense (other than any arising from actual payment or performance by Tenant, which payment or performance would bind a Successor Landlord under the foregoing Agreement), claim, counterclaim, reduction, deduction or abatement against Guarantor’s obligations under the Guaranty.

GUARANTOR

By:
Signature of Witness	Name:
Title:
Typed Name of Witness

Dated:                         , 20

ACKNOWLEDGMENT

(Tenant)

COMMONWEALTH OF MASSACHUSETTS	)
	:	SS.
COUNTY OF	)

On the      day of                     , in the year 20    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT

(Mortgagee)

COMMONWEALTH OF MASSACHUSETTS	)
	:	SS.
COUNTY OF	)

On the      day of                     , in the year 20    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT

(Guarantor)

STATE OF NEW YORK	)
	:	SS.
COUNTY OF	)

On the      day of                     , in the year 20    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT

(Landlord)

STATE OF NEW YORK	)
	:	SS.
COUNTY OF	)

On the     day of                     , in the year 20    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

SCHEDULE A

DESCRIPTION OF LANDLORD’S PREMISES

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of                                                  , County of                                                          , and Commonwealth of Massachusetts, more particularly described as follows.

SCHEDULE B

CONSTRUCTION-RELATED OBLIGATIONS

Construction-Related Obligations remaining to be performed as of                         , 19    /20    , if any

[Summarize and Describe]

Successor Landlord’s Construction-Related Obligations after attornment, if any:

[Negotiate and Describe]